Exhibit 10.2

SHARE SUBSCRIPTION AGREEMENT

This Share Subscription Agreement (this “Agreement”), is made and entered as of September 22, 2021 by and between QuickLogic Corporation, a Delaware corporation (the “Company”) and [     ] (the “Purchaser”).

WHEREAS, the Purchaser desires to subscribe for certain shares of Common Stock of the Company and the Company desires to issue such Common Stock to the Purchaser. The Common Stock will be offered and sold to the Purchaser in a private placement without being registered under the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder (collectively, the “Securities Act”), in reliance upon Section 4(2) (“Section 4(2)”) thereof and/or Regulation D (“Regulation D”) thereunder.

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants set forth in this Agreement, the parties, intending to be legally bound, agree as follows:

1.    Purchase and Sale. Subject to the terms and conditions of this Agreement, the Purchaser hereby purchases from the Company, and the Company hereby sells and issues to the Purchaser, [     ] shares of Common Stock at a price of $[     ] per share (the “Purchased Common Stock”) for a total purchase price of $[     ].

2.    Closing. Promptly following, and within three business days after the execution of this Agreement, the Company will deliver to the Purchaser electronic notice evidencing the Purchased Common Stock registered in the Purchaser’s name, against delivery to the Company of the aggregate amount of cash set forth in Section 1 (the “Closing”). The Company will hold the physical stock certificates on behalf of the Purchaser until the Purchaser provides the signed Seller’s Representative letter requesting the legends to be removed.

3.    Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as of the date hereof as follows:

(a)    Enforceability. This Agreement has been duly executed and delivered by the Purchaser and is the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by applicable law.

(b)    No Conflict. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby will not (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Purchaser is a party, or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Purchaser, except for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Purchaser to perform his obligations hereunder.

(c)    Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement the Purchaser hereby confirms, that the Purchased Common Stock to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Purchased Common Stock. The Purchaser has not been formed for the specific purpose of acquiring the Purchased Common Stock.

(d)    Legends. The Purchaser understands that the Purchased Common Stock may be notated with one or all of the following legends:

(i)

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”; or

(ii)	Any legend required by the securities laws of any state to the extent such laws are applicable to the Purchased Common Stock represented by the certificate, instrument, or book entry so legended.

(e)    Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Purchased Common Stock and Purchaser understands that the issuance of the Purchased Common Stock is being made in reliance on Section 4(2) and/or Regulation D.

(f)    No General Solicitation. The Purchaser acknowledges that he is not purchasing the Purchased Common Stock as a result of any “general solicitation” or “general advertising,” as such terms are used in Regulation D under the Securities Act, including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by general solicitation or general advertising.

(g)    Residence. The office which serves as the Purchaser’s principal place of business is identified in the address of the Purchaser set forth in Section 7 of this Agreement.

(h)    Reliance on Exemptions. The Purchaser understands that the Shares are being offered and sold to him in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares.

(i)    Independent Evaluation. The Purchaser confirms and agrees that he has independently evaluated the merits of his decision to purchase the Purchased Common Stock.

(j)    Information. The Purchaser acknowledges that the Company is a public company whose current filings and disclosures are available through the Commission’s website and the Company’s own website. The Purchaser and his advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Purchaser or his advisors, if any, or his representatives shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained herein. The Purchaser understands that his investment in the Purchased Common Stock involves a high degree of risk and is able to bear the economic risk of such investment. The Purchaser has sufficient knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his investment in the Purchased Common Stock and has sought such accounting, legal and tax advice as he has considered necessary to make an informed investment decision with respect to his acquisition of the Purchased Common Stock.

(k)    No Governmental Review. The Purchaser understands that no United States agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Purchased Common Stock or the fairness or suitability of the investment in the Purchased Common Stock nor have such authorities passed upon or endorsed the merits of the offering of the Purchased Common Stock.

(l)    Filings. If required by applicable securities legislation, regulatory policy or order, or if required or requested by any securities commission, stock exchange or other regulatory authority, at the request of and at the sole expense of the Company, the Purchaser will use commercially reasonable efforts to execute, deliver and file and otherwise assist the Company in filing reports, questionnaires, undertakings and other documents with respect to the issue of the Purchased Common Stock.

(m)    United States Federal Taxation. The Purchaser acknowledges that he has sought advice concerning the tax aspects of and tax considerations involved in acquiring and holding the Shares from an independent tax adviser that he has considered necessary to make an informed investment decision with respect to the U.S. federal income tax consequences, as well as with respect to the laws of any state, local or foreign jurisdiction that are applicable to the Purchaser, of owning and disposing of the Purchased Common Stock.

4.    Acknowledgements and Agreements of the Purchaser. The Purchaser understands that: (i) the Purchased Common Stock has not been and will not be registered under the Securities Act or any U.S. state or non-U.S. securities laws; (ii) such Purchaser agrees that if he decides to offer, sell or otherwise transfer any of the Purchased Common Stock, such Common Stock may be offered, sold or otherwise transferred only: (A) pursuant to an effective registration statement under the Securities Act; (B) to the Company; (C) outside the United States in accordance with Regulation S under the Securities Act and in compliance with local laws; or (D) within the United States (1) in accordance with the exemption from registration under the Securities Act provided by Rule 144 thereunder, if available, and in compliance with any applicable state securities laws, or (2) in a transaction that does not require registration under the Securities Act or applicable state securities laws.

5.    Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as of the date hereof as follows:

(a)    Organization and Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware. The Company has all requisite corporate power and corporate authority, and has taken all corporate action necessary, to execute and deliver this Agreement, to issue the Purchased Common Stock, to consummate the other transactions contemplated hereby and to perform each of its obligations hereunder.

(b)    Authority; Enforceability. The execution and delivery of this Agreement, the issuance of the Purchased Common Stock by the Company and the consummation by the Company of the other transactions contemplated by this Agreement have been duly authorized by all required corporate action on the part of the Company and no other corporate proceedings on the part of the Company are required. This Agreement has been duly executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors’ rights generally and except insofar as the availability of equitable remedies may be limited by applicable law.

(c)    No Conflict. The execution, delivery and performance of this Agreement will not (i) result in a violation of, or be in conflict with or constitute a violation of the certificate of incorporation or bylaws of the Company, (ii) result in a violation of, or be in conflict with or constitute, with or without the passage of time or the giving of notice or both, a default under, or conflict with any laws, orders or permits applicable to the Company, (iii) conflict with or result in a default under any contract of the Company, or result in the creation of any encumbrance upon any of the properties or assets of the Company, or (iv) require the giving of notice to any person in accordance with any contract of the Company or any permit held by or law or order applicable to the Company or any of its properties or assets.

(d)    Validity of Purchased Common Stock. The Purchased Common Stock has been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be validly issued to the Purchaser free of any liens, claims, pledges, options, preemptive right, right of first refusal, right of first offer or other encumbrances, except for restrictions on transfer provided for herein or under the Securities Act or other applicable securities laws and liens, claims, pledges, options, preemptive right, right of first refusal, right of first offer or other encumbrances created by the Purchaser.

(e)    No Material Adverse Change. For the period from and after the date hereof and prior to the Closing: (i) there has been no material adverse change, or any development that could reasonably be expected to result in a material adverse change, in the condition, financial or otherwise, or in the earnings, business, operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, considered as one entity; (ii) the Company and its subsidiaries, considered as one entity, have not incurred any material liability or obligation (including any off-balance sheet obligation), indirect, direct or contingent, not in the ordinary course of business nor entered into any material transaction or agreement not in the ordinary course of business; (iii) there has been no dividend or distribution of any kind declared, paid or made by the Company or any of its subsidiaries on any class of capital stock or repurchase or redemption by the Company or any of its subsidiaries of any class of capital stock ; (iv) there has not occurred any downgrading, nor has any notice been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” (as such term is defined for purposes of Rule 436(g)(2) under the Securities Act); and (v) trading or quotation in any of the Company’s securities has not been suspended or limited by the Commission or by the Nasdaq Stock Market, or trading in securities generally on the Nasdaq Stock Market has not been suspended or limited, or minimum or maximum prices have not been generally established, on any of such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority.

6.    Survival of Representations and Warranties and Acknowledgements and Agreements. All representations and warranties and acknowledgements and agreements contained herein or made in writing by any party in connection herewith will survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, regardless of any investigation made by any party or on its behalf.

7.    Notices. All notices, requests, claims, demands and other communications to any party under this Agreement will be in writing and will be deemed given (a) on the date of delivery, if delivered in person or by facsimile (upon confirmation of receipt) prior to 5:00 p.m. in the time zone of the receiving party or on the next business day, if delivered after 5:00 p.m. in the time zone of the receiving party, (b) on the first business day following the date of dispatch, if delivered by a recognized overnight courier service (upon proof of delivery), or (c) upon receipt if delivered personally or by certified mail, postage prepaid, return receipt requested, addressed as follows:

If to Purchaser:

[     ]

Email: _[     ]______

Phone: [     ]

If to the Company:

QuickLogic Corporation

2220 Lundy Avenue

San Jose, CA 95131-1816

Attn: Anthony Contos

Email: acontos@quicklogic.com

Phone: 1-408-990-4014

with a copy (which will not constitute notice) to:

Jones Day

1755 Embarcadero Road

Palo Alto, CA 94303

Attn: Alan Seem

Email: aseem@jonesday.com

Phone: 1-650-687-4190

Any party hereto may, by notice to the other, change its address for receipt of notices hereunder.

8.    Entire Agreement. This Agreement contains the entire understanding and agreement between and among the parties with respect to the subject matter contained herein. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by any party with respect to the subject matter of this Agreement. All prior or contemporaneous conversations, negotiations, proposed agreements and agreements, or representations, covenants and warranties with respect to the subject matter of this Agreement are merged herein, waived, superseded and replaced in total by this Agreement.

9.    Successor and Assigns. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective successors and permitted assigns. However, neither this Agreement nor any of the rights of the parties hereunder may otherwise be transferred or assigned by any party hereto without the prior written consent of the other party. Any attempted transfer or assignment in violation of this Section 9 will be void.

10.    No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or will confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

11.    Amendments. The parties hereto acknowledge and agree that this Agreement may only be amended, modified or supplemented by written agreement of the Purchaser and the Company.

12.    Waivers. Any waiver of any of the provisions of this Agreement will not be deemed to and will not constitute a waiver of any other provision hereof (whether or not similar), and such waiver will not constitute a continuing waiver unless otherwise expressly provided. Any waiver of any of the provisions of this Agreement must be provided in a writing signed by the party against whom enforcement is sought.

13.    Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

14.    Governing Law; Submission to Jurisdiction. This Agreement will be governed by and construed in accordance with the laws of California, except for any such laws whose application would result in the application of the laws of another jurisdiction. Each of the parties to this Agreement (a) consents to submit itself to the exclusive personal jurisdiction of California, or, if that court does not have jurisdiction, a federal court sitting in California in any Proceeding arising out of or relating to this Agreement, (b) agrees that all claims in respect of such Proceeding may be heard and determined in any such court, (c) agrees that he or it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (d) agrees not to bring any Proceeding arising out of or relating to this Agreement in any other court. Each of the parties to this agreement waives any defense of inconvenient forum to the maintenance of any Proceeding so brought. Any party to this Agreement may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 7. Nothing in this Section 14, however, shall affect the right of any party to serve legal process in any other manner permitted by Law. Notwithstanding anything contained in this Agreement, each of the Parties to this Agreement agrees that a final judgment in any Proceeding brought in accordance with this Section 14 shall be conclusive and may be enforced by suit on the judgment or in any other manner or jurisdiction provided by Law or at equity.

15.    Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopy or by electronic delivery in Adobe Portable Document Format or other electronic format based on common standards will be effective as delivery of a manually executed counterpart of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Share Subscription Agreement on the date first written above.

QUICKLOGIC CORPORATION

By:
Name:
Title:

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